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                              SEVERANCE AGREEMENT


     This SEVERANCE AGREEMENT ("Agreement"), effective as of March 9, 1998 (the "Severance Date"), by and between Nu-kote Holding, Inc. and Nu-kote International, Inc. (individually and collectively the "Company") on the one hand and David F. Brigante ("Brigante") on the other hand;

                              W I T N E S S E T H

     WHEREAS, Brigante currently serves as Chairman of the Board of Nu-kote Holding, Inc.;

     WHEREAS, the Company acknowledges certain prior existing agreements respecting the employment of Brigante, and that the Company assumed obligations first to pay salary and then severance payments, thereunder;

     WHEREAS, upon the effective date of this Agreement, neither Brigante nor the Company shall be deemed to owe any further obligations to the other party under prior executed contracts and the only obligations owed shall be those obligations set forth within this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, the Company and Brigante agree as follows:

                                  1.  DUTIES

Brigante shall remain as Chairman of the Board of Nu-kote Holding, Inc. (the "Board") and agrees to serve in such capacity without compensation or Board fees for such term or terms as he may be directed to such office by the Board, unless Brigante shall earlier be removed from such office on the Board in accordance with the By-laws of the Company or resign or decline to stand for reelection as a director.

                                 2.  SEVERANCE

(a) The Company hereby agrees to pay Brigante the sum total of $262,500.00, which represents six (6) months pay based upon Brigante's previous yearly salary of $525,000.00. The Company shall pay the Severance Compensation over a twelve
(12) month period of time (the "Severance Period"), in accordance with current payroll procedures, with the first payment commencing after March 9, 1998.

     (i) Notwithstanding the foregoing provisions of this Section 2(a), if Brigante is a Disqualified Individual (as the term "Disqualified Individual" is defined in Section 280G of the Code or any successor provisions thereto) and if any portion of the Severance Payment would be an Excess Parachute Payment (as the term "Excess Parachute Payment" is defined in Section 280 of the Code, or any successor
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          provisions thereto) but for the application of this sentence, then the amount of the Severance Payment otherwise payable to Brigante pursuant to this Agreement shall be reduced to the minimum extent necessary
          (but in no event to less than zero) so that no portion of the Severance Payment, as so reduced, constitutes an Excess Parachute Payment.

     (ii) The determination of whether any reduction in the amount of the Severance Payment is required shall be made, if requested by Brigante or the Company, by tax counsel selected by the Company's independent accountants and acceptable to Brigante. The fact that Brigante shall have his right to the Severance Payment reduced as a result of the existence of the limitations contained in this Section 2(a) shall not of itself limit or otherwise affect any rights of Brigante to any Employee Benefit, or any other right arising other than pursuant to this Agreement.

                                 3.  BENEFITS

The Company agrees to continue until March 9, 1999, Brigante's group employee benefits as same exist in the scope provided as of the effective date of this Agreement. The Company further agrees to continue payments for monthly dues reflecting Brigante's membership in Stonebriar Country Club as same is in effect as of the effective date of this Agreement. After March 9, 1999, the Company's obligation to provide Brigante with any continued benefits shall be limited to its obligations under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Likewise, at the end of the Severance Period, Brigante will assume full responsibility for the payment of sums due respecting his membership in the Stonebriar Country Club. The Company, therefore, acknowledges Brigante's ownership rights in such membership for all purposes.

                                4.  AUTOMOBILE

Brigante shall continue to use the automobile currently furnished by the Company through and including March 31, 1999. Upon the expiration of this time period, Brigante shall have the option to purchase the automobile he is then using at its wholesale value or at its residual value if the automobile is under lease, or to assume the lease of such automobile if the lease term has not expired.

                         5.  NO MITIGATION OBLIGATION

The Company hereby acknowledges that it will be difficult, and may be impossible, for Brigante to find reasonably comparable employment following the Severance Date and that the non-compete covenant contained in Section 6 hereto will further limit the employment opportunities for him. Accordingly, the parties agree that Brigante shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Brigante.

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                           6.  COMPETITIVE ACTIVITY

(a) During a period of one year following the execution of this Agreement, if Brigante shall have received or shall be receiving benefits under Section 2(a) hereof, Brigante shall not, without the prior written consent of the Company, which consent may be obtained from either a majority of members of the Board of Directors of the Company, other than Brigante, or by written agreement executed by an authorized agent of the Company, other than Brigante, to be selected by the Company, which consent shall not be unreasonably withheld, engage in any Competitive Activity. Provided, however, that if the Company terminates payments contemplated under this Agreement (for a reason other than Brigante's breach of the Agreement as determined by law), this instant provision, which prohibits Competitive Activity, shall be deemed to terminate contemporaneously with the Company's termination of payments hereunder.

(b) For purposes of this Agreement, "Competitive Activity" shall mean Brigante's participation, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company in any state or country in which the Company does business and such enterprise's sales of any product or service competitive with any product or service of the Company amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 25% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" shall not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto or (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.

                           7.  WITHHOLDING OF TAXES

The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

                              8.  INDEMNIFICATION

The Company agrees that it shall indemnify Brigante to the fullest extent permitted by the Company's By-laws.

                             9.  NON-DISPARAGEMENT

Brigante and the Company mutually agree that they will not make or cause to be made any statement, observation or opinion, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the other party.

                 10.  CONFIDENTIAL AND PROPRIETARY INFORMATION

Brigante agrees not to use or to impart to any other person, corporation or entity any trade secrets, attorney-client privileged information, or other proprietary information that he has acquired while an employee of the Company. Brigante acknowledges that the Company is

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

engaged in a highly competitive business, and that the trade secrets and proprietary information are of great significance in the various markets in which it is active. Accordingly, Brigante acknowledges and agrees that the Company shall be authorized to obtain preliminary and injunctive relief, as well as an equitable accounting of all profits and benefits arising out of such violation.

                     11.  SUCCESSORS AND BINDING AGREEMENT

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company by agreement in form and substance satisfactory to Brigante, expressly to assume to the extent allowed by applicable law, to agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether any purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

(b) This Agreement shall inure to the benefit of and be enforceable to Brigante's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(c) This Agreement is personal in nature and neither of the parties herein shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in
Section 11(a) hereof.

(d) The Company and Brigante recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein, and, in the event of any such breach, the Company and Brigante hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

                          12.  NOTICE AND COOPERATION

Unless otherwise stated, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office, 200 Beasley Dr., Franklin, TN 37064, and to Brigante at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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Brigante agrees that if he is ordered or subpoenaed to testify or produce information in connection with any claim against the Company, he will immediately provide notice to the Company, by faxing and mailing a copy of the subpoena, order, or other request for information, to the General Counsel for the Company, 200 Beasley Dr., Franklin, TN 37064, 615/791-1000 [fax]. Brigante also agrees to meet and confer with the Company (should Brigante so elect, with the aid of counsel) before responding to such order or subpoena, interviewing with, meeting, or giving a statement to any attorney or party who is adverse to the Company in a pending or threatened claim or lawsuit.

                         13.  LEGAL FEES AND EXPENSES

Should a court determine that either party has breached this Agreement, the breaching party will be obligated to pay the reasonable attorneys' fees and court costs incurred by the non-breaching party for having to institute and pursue litigation or counsel to protect his or its rights under the Agreement.

                              14.  GOVERNING LAW

The validity, interpretation, construction or performance of this Agreement shall be governed by the substantive law of the State of Delaware, without giving effect to the principles of conflict of laws of any state in which litigation to enforce such Agreement may be commenced.

                             15.  PRIOR AGREEMENTS

The terms of any and all prior severance agreements and employment agreements are hereby superseded and no longer in effect.

                        16.  NO ADMISSION OF LIABILITY

By entering this Agreement, the Company does not admit liability to Brigante in any way, and this Agreement shall not be construed as an admission of liability by either the Company or Brigante.

                             17.  CONFIDENTIALITY

Brigante also agrees that this Agreement is a confidential document as are all of its terms and conditions and that he will not disclose to any person the terms of this Agreement except as otherwise required by law.

                                 18.  VALIDITY

If any provision of this Agreement or this application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be informed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

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                                19. LITIGATION

No provision set forth herein shall be deemed to constitute any limitation on the rights of Brigante or the Company to defend his or its interests in that certain litigation styled Lemmer v. Nu-kote Holding, Inc., et al, which action is pending before the United States District Court for the Northern District of Texas (the "Lemmer Litigation"), nor shall either be limited in his or its efforts regarding voluntary compliance with any process served, discovery sought or judicial proceedings conducted, either in the Lemmer Litigation or any subsequent actions or proceedings as may be commenced regarding the Company, Brigante's actions as an officer and/or director of the Company, and/or any actions or proceedings subsequently commenced in which either Brigante or any other historical or current officers or directors may be named or otherwise involved as parties.

                              20.  MISCELLANEOUS

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Brigante and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereto have been made by either party which are not set forth expressly in this Agreement.

                               21.  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.



                                 _____________________________________
                                 David F. Brigante

                                 NU-KOTE HOLDING, INC.


                                 By: _________________________________
                                 Name: _______________________________
                                 Title: ______________________________

                                 NU-KOTE INTERNATIONAL, INC.


                                 By: _________________________________
                                 Name: _______________________________
                                 Title: ______________________________

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